Exhibit 10.1

MEMORANDUM OF UNDERSTANDING
By and Between
BANK OF HAMPTON ROADS
Virginia Beach, Virginia
HAMPTON ROADS BANKSHARES
Virginia Beach, Virginia
STATE CORPORATION COMMISSION
BUREAU OF FINANCIAL INSTITUTIONS
Richmond, Virginia
And
FEDERAL RESERVE BANK OF RICHMOND
Richmond, Virginia

WHEREAS, Hampton Roads Bankshares, Virginia Beach, Virginia, (Bankshares) a registered bank holding company that owns and controls Bank of Hampton Roads, Virginia Beach, Virginia, (Bank), the State Corporation Commission Bureau of Financial Institutions (Bureau) and the Federal Reserve Bank of Richmond (Reserve Bank) have mutually agreed to enter into this Memorandum of Understanding (MOU) and

WHEREAS, on March 26, 2014 and March 27, 2014, the boards of directors of Bankshares and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing Douglas J. Glenn to enter into this MOU on behalf of Bankshares and the Bank, respectively, and consenting to compliance with each and every provision of this MOU by Bankshares, the Bank, and its institution affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (FDI Act) (12 U.S.C. §1813(u)).

NOW, THEREFORE, Bank, Bankshares, Bureau and Reserve Bank agree as follows:

Asset Improvement

1.           The board of directors of Bankshares and Bank shall take appropriate steps to improve the Bank’s position on classified assets through repayment, amortization, liquidation,

additional collateral, or other means, to ensure the total level of classified assets continues to decline to an acceptable level, commensurate with peer and current capital levels.

2.Within 45 days of the end of each calendar quarter, Bankshares and Bank shall submit to the Bureau and the Reserve Bank a report summarizing other real estate (ORE) activity for the quarter, and a report of the trend, dollar volume, and breakdown of classified and special mention assets.

Source of Strength

3.The board of directors of Bankshares shall take appropriate steps to fully utilize Bankshares’ financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (Board of Governors) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with all provisions of this MOU.

Dividends and Interest Payments

4.     (a)             Bankshares and Bank shall not declare or pay any dividends, common or preferred, without the prior written approval of the Bureau and the Reserve Bank.

(b)    Bankshares shall not make any payments on trust preferred securities without the prior written approval of the Bureau and the Reserve Bank.

(c)    All requests for prior approval shall be received by the Bureau and the Reserve Bank at least 30 days prior to the proposed dividend declaration date. All requests shall contain current and projected information on Bankshares’ capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment. For requests to declare or pay dividends, Bankshares and Bank must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323) and reemphasized in the Board of Governors’ Supervisory Letter titled, Applying Supervisory Guidance and Regulations on the Payment of Dividends, Stock Redemptions,

and Stock Repurchases at Bank Holding Companies, dated February 24, 2009 (SR 09-4), and the provisions of Section 6.2-869 of the Code of Virginia.

Debt and Stock Redemption

5.    (a)    Bankshares shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Bureau and the Reserve Bank. All requests for prior written approval shall contain a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)    Bankshares shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Bureau and the Reserve Bank. All requests should conform to SR 09-4 noted above.

(c)    All requests for prior approval shall be received by the Bureau and the Reserve Bank at least 30 days prior to the proposed debt or stock transaction.

Progress Reports

6.           Within 45 days after the end of each calendar quarter following the date of this MOU, the board of directors shall submit to the Bureau and the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this MOU and the results thereof, and the most recent Risk Oversight Committee package.

Miscellaneous

7.           Each provision of this MOU shall remain in effect until modified or terminated in writing by the Bureau and the Reserve Bank.

8.           The provisions of this MOU shall be binding upon the Bankshares and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

Communications

9.           All communications regarding the MOU shall be sent to:

(a)	The Federal Reserve Bank of Richmond via Secure E-mail at: RICH.SRC.actionsubmission@rich.frb.org
(b)	Charles R. Dickerson
Assistant Deputy Commissioner State Corporation Commission Bureau of Financial Institutions Post Office Box 640 Richmond, VA 23218

IN WITNESS WHEREOF, the parties have caused this MOU to be executed as of the _____ day of                                           , 2014.

/s/ Douglas J. Glenn	/s/ Joan T. Garton
Douglas J. Glenn	Joan T. Garton
Chief Executive Officer	Vice President
Bank of Hampton Roads	Federal Reserve Bank of Richmond
President and Chief Executive Officer Hampton Roads Bankshares
/s/ Charles R. Dickerson
Charles R. Dickerson
Assistant Deputy Commissioner State Corporation Commission Bureau of Financial Institutions